UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 31, 2019
(Date of earliest event reported)

BANK 2019-BNK18

(Central Index Key Number 0001774962)

(Exact name of issuing entity)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC

(Central Index Key Number 0001541557)

Bank of America, National Association

(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.

(Central Index Key Number 0001577313)

(Exact name of sponsor as specified in its charter)

Banc of America Merrill Lynch Commercial Mortgage Inc.

(Central Index Key Number 0001005007)

(Exact name of registrant as specified in its charter)

Delaware	333-228375-01	56-1950039
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Bryant Park New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	646-855-3953

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

 On May 31, 2019, Banc of America Merrill Lynch Commercial Mortgage Inc. (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated and effective as of May 1, 2019 (the “Pooling and Servicing Agreement”), among the Registrant, as depositor, Wells Fargo Bank, National Association, as general master servicer, Rialto Capital Advisors, LLC, as general special servicer, National Cooperative Bank, N.A., as NCB master servicer and NCB special servicer, Situs Holdings, LLC, as Newport Corporate Center special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, of BANK 2019-BNK18, Commercial Mortgage Pass-Through Certificates, Series 2019-BNK18 (the “Certificates”). The Certificates will consist of the classes (each, a “Class”) designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”), (ii) the Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R Certificates (collectively, the “Privately Offered Certificates”), and (iii) the RR Interest.

The Publicly Offered Certificates were sold to BofA Securities, Inc. (“BOAS”), Wells Fargo Securities, LLC (“WFS”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Academy Securities, Inc. (“Academy”) and Drexel Hamilton, LLC (“Drexel”), as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of May 21, 2019, among the Registrant, Bank of America, National Association (“BANA”) and the Underwriters.

The Privately Offered Certificates were sold to BOAS, WFS, Morgan Stanley, Academy and Drexel, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated as of May 21, 2019, among the Registrant, BANA and the Initial Purchasers. The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The RR Interest was transferred by the Registrant to BANA, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A. in one or more transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in BANK 2019-BNK18, a common law trust fund formed on May 31, 2019 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are fifty-six (56) fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on two hundred forty-two (242) commercial, multifamily and/or manufactured housing community properties. The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from BANA, Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC.

On May 31, 2019, the Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate principal amount of $869,210,000. The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $5,426,341, were approximately $941,112,025.  Of the expenses paid by the Registrant, $4,809,981 were paid to or for the Underwriters and $616,360 were other expenses. All of the foregoing expense amounts are the Depositor’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the

Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale.

Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (Filing Date: May 31, 2019) (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in the Prospectus, dated May 22, 2019 and as filed with the Securities and Exchange Commission on May 31, 2019. The related registration statement (file no. 333-228375) was originally declared effective on December 20, 2018.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
Exhibit 5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated May 31, 2019.
Exhibit 8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated May 31, 2019 (included as part of Exhibit 5).
Exhibit 23	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2019	BANC OF AMERICA MERRILL LYNCH
COMMERCIAL MORTGAGE INC.
(Registrant)

	By:	/s/ Leland F. Bunch, III
Name: Leland F. Bunch, III
Title: Chief Executive Officer & President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated May 31, 2019.	(E)
8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated May 31, 2019 (included as part of Exhibit 5).	(E)
23	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5).	(E)